                                                         Exhibit No. EX-99.d.8.i

                     AMENDMENT #1 TO SUB-ADVISORY AGREEMENT

     THIS AMENDMENT #1 ("Amendment") to the Sub-Advisory Agreement ("Agreement")
dated July 1, 2005, by and between Mercer Global  Investments,  Inc., a Delaware
Corporation  (the  "Advisor")  and  Wells  Capital  Management  Incorporated,  a
California  corporation (the  "Sub-Advisor"),  is made effective this 8th day of
February, 2007.

                                    RECITALS

     WHEREAS,  the Sub-Advisor manages an allocated portion of the assets of MGI
US Small/Mid  Cap Value  Equity  Fund,  a series of the MGI Funds (the  "Trust")
under the Agreement.

     WHEREAS,  the  Agreement  provides  that the parties may mutually  agree to supplement or amend any provision of the Agreement and the  Sub-Advisor  and the
Advisor wish to amend the Agreement;

                                    AGREEMENT

     NOW THEREFORE,  in consideration of the promises and mutual  agreements set forth herein, the parties hereby agree to amend the Agreement, as follows:

     1.   Exhibit A, the Fee Schedule of the Agreement is hereby  deleted in its entirety and replaced with Exhibit A to this Amendment.

     2.   All other terms and  provisions of the Agreement  shall remain in full force and effect, except as modified hereby.

Mercer Global Investments, Inc.           Wells Capital Management Incorporated
By:   /s/ Ravi Venkataraman               By:    /s/ Mark D. Cooper
      Name: Ravi Venkataraman                    Name:  Mark D. Cooper
      Title:   Chief Investment Officer          Title:    Senior Portfolio Manager

                                                                       EXHIBIT A

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                         MERCER GLOBAL INVESTMENTS, INC.
                                       AND
                      WELLS CAPITAL MANAGEMENT INCORPORATED

                                February 8, 2007

                     MGI US SMALL/MID CAP VALUE EQUITY FUND

                     Sub-Advisor Investment Management Fees

Fee Schedule

     As compensation for the Sub-Advisor's  services hereunder,  the Sub-Advisor shall be paid by the Advisor a monthly fee, payable in arrears, based upon daily net assets managed by the Sub-Advisor during the period,  calculated pursuant to the following schedule:

                 Annual Fee                Net Value of Assets

                 0.90%                     On the first $20 million

                 0.75%                     On all assets over $20 million